Exhibit 10.27

                               EXECUTIVE AGREEMENT


         THIS AGREEMENT is made and entered into this the 7th day of January, 2000, by and between TRIMERIS, Inc., a Delaware corporation (the "Company"), and ROBERT R. BONCZEK ("Bonczek").

                              W I T N E S S E T H:

         WHEREAS, Bonczek and the Company deem it to be in their respective best interests to enter into an agreement providing for the Company's appointment of Bonczek as an officer of the Company pursuant to the terms herein stated;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

1. Effective Date. This Agreement shall be effective as of the 2nd day of September, 1999, which date shall be referred to herein as the "Effective Date".

2.       Position and Duties.

                  (a) The Company hereby appoints Bonczek as its Acting Chief Administrative Officer and Acting Chief Financial Officer commencing as of the Effective Date for the "Term" (as herein defined below). In this capacity, Bonczek shall devote his best efforts and attention to the performance of the services customarily incident to such offices and positions and to such other services of a senior executive nature as may be reasonably requested by the Chief Executive Officer (CEO) and Chief Scientific Officer (CSO) of the Company which may include services for one or more subsidiaries or affiliates of the Company. Bonczek shall in his capacity as an officer of the Company be responsible to and obey the reasonable and lawful directives of the CEO and CSO. Bonczek shall use his best efforts during the Term to protect, encourage, and promote the interests of the Company.

                  (b) The Company and Bonczek agree that the position, salary and duties outlined in subsection 2(a) above and subsections 3(a) and
         (b) below are transitional in nature. The Company, in its sole discretion, shall have the ability to reassign Bonczek to other duties or offices (including a reassignment to a lesser role), to reduce Bonczek's salary or to change Bonczek's position or title at any time without Bonczek's consent, provided that:

                           (i) In the case of a reassignment or change of
                  position or title in which Bonczek remains an officer of the Company, such reassignment or change of position or title leaves Bonczek in a position at least comparable to Bonczek's status and compensation under the Initial Consulting Agreement between Bonczek and Company dated August 25, 1997 and as amended on January 23, 1998 and April 28, 1999 (the "Initial Consulting Agreement"); and
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                           (ii) In the case of a reassignment or change of
                  position or title in which Bonczek is no longer an officer of the Company, such reassignment or change of position or title leaves Bonczek in a position at least comparable to Bonczek's status and compensation under the Initial Consulting Agreement for a period of at least twenty-four (24) full months following the reassignment or change (the "Protected Period").

         The Company and Bonczek agree that any such reassignment, reduction of salary or change in position or title permitted under this paragraph (a "Permitted Reassignment") shall not entitle Bonczek to the payment of severance benefits under the Severance Agreement (as herein defined below).

3.       Compensation.

                  (a) Base Salary. The Company shall pay to Bonczek during the Term a minimum salary at the rate of Two Hundred Ten Thousand dollars ($210,000.00) per year and agrees that such salary shall be reviewed at least annually. Such salary shall be subject to discretionary annual increases as determined by the Compensation Committee of the Board of Directors. Such salary shall be payable monthly and in accordance with the Company's normal payroll procedures. (Bonczek's annual salary, as set forth above or as it may be increased from time to time as set forth herein, shall be referred to hereinafter as "Base Salary").

                  (b) Performance Bonus. In addition to the compensation otherwise payable to Bonczek pursuant to this Agreement, Bonczek shall be eligible to receive an annual bonus ("Bonus") pursuant to a performance bonus plan (the "Bonus Plan") which may be established by the Company for its senior executive officers and which shall provide for bonus compensation to be payable based upon the financial and other performance of the Company and Bonczek. Bonczek's Bonus shall be in an amount up to forty-five percent (45%) of his Base Salary, provided that the Company, in computing Bonczek's annual bonus, shall have the right to make such adjustments as it may deem appropriate to reflect any mid-year changes in Bonczek's salary or position pursuant to subsection 2(b) above.

                  (c) Long Term Stock Options. The Company has recommended that the Compensation Committee of the Board grant Bonczek nonqualified stock options to purchase One Hundred Thousand (100,000) shares of the Company's common stock at a price equal to the fair market value of the common stock on the date of grant, vesting monthly in an equal number of shares over a period of four (4) years beginning August 17, 1999, and further subject to the terms set forth in this paragraph. Such options shall continue to vest so long as Bonczek remains an officer or on the payroll of the Company. In the event of termination of both Bonczek's appointment as an officer and on the payroll of the Company, no additional options shall vest, but stock options previously vested shall remain exercisable in accordance with the option agreement. Notwithstanding the foregoing, if Bonczek's is terminated under circumstances entitling Bonczek to severance benefits under the Severance Agreement (as herein defined below), Bonczek's options shall continue to vest during the Continuation Period (as defined in the Severance Agreement) following termination in accordance with the vesting schedule set


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

         forth in this paragraph and the option agreement, and shall remain exercisable for the remainder of the option term. All options will be subject to the terms and conditions of the Trimeris, Inc. Amended and Restated Stock Incentive Plan.

                  (d) Relocation Expenses. If Bonczek decides to relocate his primary residence to the Raleigh/Durham/Chapel Hill area during the term of this Agreement, the Company shall reimburse Bonczek for all conventional and reasonable relocation expenses. In addition, the Company shall also pay Bonczek an additional amount of up to Twenty-Five Thousand dollars ($25,000.00) for miscellaneous expenses and charges not capable of being itemized.

                  (e) Reimbursement of Lost Income. In consideration of Bonczek forgoing the supplemental income and career enhancement opportunities normally attendant to him, Company agrees to award Bonczek upon execution of this Agreement, a one time payment of Sixteen Thousand dollars ($16,000.00).


4.       Benefits During the Term.

                  (a) During the Term, Bonczek shall not be eligible to participate in any life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to senior executive employees of the Company from time to time. However, Bonczek shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

                  (b) During the Term, Bonczek shall be allowed four (4) weeks of vacation with pay and leaves of absence with pay.

                  (c) During the Term, the Company shall reimburse Bonczek for reasonable business expenses incurred in performing Bonczek's duties and promoting the business of the Company, including, but not limited to, reasonable entertainment expenses, travel and lodging expenses, following presentation of documentation in accordance with the Company's business expense reimbursement policies.

         5. Term; Termination. As used herein, the phrase "Term" shall mean the period commencing on the Effective Date and ending on the same date two (2) years later; provided, however, that as of the expiration date of each of (i) the initial Term and (ii) if applicable, any Renewal Period (as defined below), the Term shall automatically be extended for a two (2) year period (each a "Renewal Period") unless either the Company or Bonczek provides two (2) months' written notice to the contrary. Notwithstanding the foregoing, the Term shall expire on the first to occur of the following:

                  (a) Reassignment. The Company may, at any time and without prior notice, terminate Bonczek's appointment as an officer for the purpose of reassigning Bonczek to a lesser capacity so long as such reassignment satisfies the conditions of a Permitted Reassignment pursuant to subsection 2(b)(ii) of this Agreement. Upon such Permitted

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

         Reassignment, Bonczek's Term hereunder shall expire on the last day of the Protected Period.

                  (b) Termination by the Company. Notwithstanding anything to the contrary in this Agreement, whether express or implied, the Company may, at any time, terminate Bonczek's appointment (as an officer or otherwise) for any reason other than Cause, Death or Disability by giving Bonczek at least 60 days' prior written notice of the effective date of termination. Company may terminate Employee's appointment (as an officer or otherwise) for Cause, Death or Disability without prior notice, except that Bonczek may not be terminated for substantial and willful failure to perform specific and lawful directives of the CEO and CSO, as reasonably determined by the CEO and CSO, unless and until the CEO and CSO has given him reasonable written notice of his intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach; and provided further, however, that for purposes of determining whether Cause is present, no act or failure to act by Bonczek shall be considered "willful" if done or omitted to be done by Bonczek in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law. The terms "Cause" and "Disability" shall have the meaning given them under the Severance Agreement.

                  (c) Termination by Bonczek. In the event that Bonczek's appointment (as an officer or otherwise) with the Company is voluntarily terminated by Bonczek, the Company shall have no further obligation hereunder from and after the effective date of termination except as may be provided in the Severance Agreement (as herein defined below) and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Bonczek shall give the Company at least 30 days' advance written notice of his intention to terminate his appointment hereunder.

                  (d) Salary and Benefits Upon Termination. In the event of termination of appointment (as an officer or otherwise), Bonczek shall receive all regular Base Salary due up to the date of termination, and if it has not previously been paid to Bonczek, Bonczek shall be paid any Bonus to which Bonczek had become entitled under the Bonus Plan prior to the effective date of such termination and the Company shall have no further obligation hereunder from and after the effective date of termination except as may be provided in the Severance Agreement and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Bonczek's stock options with respect to the Company's stock shall be subject to the terms of the Trimeris, Inc. Amended and Restated Stock Incentive Plan and applicable option agreements thereunder, or any successor plans and agreements, which are not part of this Agreement. Bonczek's right to severance benefits, if any, shall be governed by the terms of the Separation and Severance Agreement attached hereto as Exhibit B (the "Severance Agreement"); provided, however, Bonczek, shall be entitled to de novo review of any material violation of the Severance Agreement, or denial of any claim, or eligibility for any claim thereunder exclusively as provided in the Resolution of Dispute provisions of Section 12 of this Agreement.

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

                  (e) Agreement. The Severance Agreement is incorporated in this Agreement by reference and is hereby made a part of this Agreement as if fully set forth herein.

6.       Confidential Information, Non-Solicitation and Non-Competition.

                  (a) During the Term and at all times thereafter, Bonczek shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by Bonczek in the course of his appointment by the Company (as an officer or otherwise), including (without limitation) (i) any proprietary knowledge, trade secrets, ideas, processes, formulas, cell lines, sequences, developments, designs, assays and techniques, data, formulae, and client and customer lists and all papers, resumes, records (including computer records), (ii) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers (iii) information regarding the skills and compensation of other employees of Company and (iv) the documents containing such Confidential Information. Bonczek acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his appointment for any reason whatsoever, Bonczek shall promptly deliver to the Company all documents, slides, computer tapes and disks (and all copies thereof) containing any Confidential Information.

                  (b) During the Term and for two (2) years thereafter, Bonczek shall not, directly or indirectly in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee, member of any association or otherwise) engage in, work for, consult, provide advice or assistance or otherwise participate in any activity which is competitive with the business of the Company which is worldwide ("Competing Business" or "Competitor"). Bonczek further agrees that during such period he will not assist or encourage any other person in carrying out any activity that would be prohibited by the foregoing provisions of this Section 6 if such activity were carried out by Bonczek and, in particular, Bonczek agrees that he will not induce any employee of the Company to carry out any such activity; provided, however, that the "beneficial ownership" by Bonczek, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, of not more than five percent (5%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Bonczek were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction.

                  "Competing Business" is defined as the business of the discovery, development, testing, manufacturing, and/or marketing therapeutic components for the treatment of

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

         human viral diseases based on a viral fusion protein target and any other business in which the Company may engage or propose to engage during the term of this Agreement.

                  (c) During the Term and for two (2) years thereafter, Bonczek shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company.

                  (d) Bonczek recognizes that he will possess confidential information about employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company. Bonczek recognizes that the information he will possess about these employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and will be acquired by him because of his business position with the Company. Bonczek agrees that, during the Term, and for a period of two
         (2) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not at any time convey any such confidential information or trade secrets about other employees of the Company to any other person.

                  (e) Bonczek agrees and understands that Company has received, and in the future will receive, from third parties confidential or proprietary information ("Third Party Information") subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Term and thereafter, Bonczek will hold Third Party Information in the strictest of confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for Company), or use, except in connection with any work for Company, Third Party Information unless expressly and specifically authorized to do so prior to any proposed disclosure by an officer of Company.

                  (f) Inventions:

                      (i) Assignment. Bonczek hereby assigns to Company all his right, title and interest in and to any and all inventions (and all patent rights, copyright, trade secret rights and all other rights throughout the world in connection therewith, whether or not patentable or registerable under copyright, trademark or similar statutes), together with all goodwill associated therewith, (all of the foregoing being hereinafter referred to collectively as "Proprietary Rights"), made, conceived, reduced to practice or learned by Bonczek, either alone or jointly with others, during his period of appointment or engagement with Company. Proprietary Rights assigned under this Section 6 are hereinafter referred to as "Company Inventions". Bonczek agrees to assist Company in every necessary way to obtain or enforce any patents, copyrights or any proprietary rights relating to Company Inventions and to execute all documents and applications necessary to

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

                            vest in Company's full legal title to such Company Inventions, and Bonczek agrees to continue this assistance after the termination of his appointment or engagement with Company. Furthermore, Bonczek hereby designates and appoints Company and its officers and agents as his agents and attorneys-in-fact to execute and file any certificates, applications or documents and to do all other lawful acts reasonably necessary in the opinion of Company to protect Company's rights in Company Inventions. Bonczek expressly acknowledges that the foregoing power of attorney is coupled with an interest and is therefore irrevocable and will survive Bonczek's termination of appointment or engagement, death or incompetency.

                      (ii) Government. Bonczek also will assign to or as directed by Company all his right, title and interest in and to any and all Proprietary Rights, full title to which may required to be in the United States by a contract between Company and the United States or any of its agencies.

                      (iii) Independent Proprietary Rights. Notwithstanding
                            anything in this Agreement to the contrary, Bonczek's obligation to assign or offer to assign Bonczek's rights in Proprietary Rights to Company will not extend or apply to Proprietary Rights that Bonczek has developed entirely on Bonczek's own time without using Company's equipment, supplies, facilities or trade secret information unless such Proprietary Right: (a) relates to Company's business or actual demonstrably anticipated research or development or (b) results from any work performed by Bonczek for Company. Bonczek will bear the burden of proof in establishing that the Proprietary Right qualifies for exclusion under this subsection 6(f)(iii).

                      (iv) Assignment of Company Inventions. Bonczek will assist Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights related to Company Inventions in any and all countries. Bonczek's obligation to assist Company with respect to Proprietary Rights relating to such Company Inventions will continue beyond the termination of Bonczek's appointment or engagement, but Company will compensate Bonczek at a reasonable rate after Bonczek's termination for the time actually spent by Bonczek at Company's request on such assistance.

                            Bonczek hereby waives and quitclaims to Company all claims, of any nature whatsoever, which Bonczek may or may hereafter have for infringement, including past infringements, of any Proprietary Rights assigned hereunder to Company.

                      (v) Obligation to Keep Company Informed. During the period of Bonczek's appointment or engagement, Bonczek will promptly disclose to Company fully and in writing, and will hold in trust for the


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                            sole right and benefit of Company, any and all
                            Proprietary Rights. In addition, after termination of Bonczek's appointment or engagement, Bonczek will disclose all patent applications filed by Bonczek within a year after termination of such appointment or engagement.

                      (vi) Prior Proprietary Rights. Proprietary Rights, if any, patented or unpatented, which Bonczek made prior to Bonczek's commencement of appointment or engagement with Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Bonczek has set forth on the attached Exhibit A, a complete list of all Proprietary Rights that Bonczek has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of Bonczek's appointment or engagement with Company, that Bonczek considers to be Bonczek's property or the property of the third parties, and Bonczek wishes to have excluded from the scope of this Agreement. If disclosure of any such Proprietary Right on Exhibit A would cause Bonczek to violate any prior confidentiality agreement with another party, Bonczek understands that he is not to list such Inventions in Exhibit A but that he is to inform Company in writing that all such Proprietary Rights have not been listed for that reason.

                  (g) If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

         7. Return of Company Documents. In the event Bonczek leaves the Company for whatever reason, Bonczek agrees to deliver to Company any and all laboratory notebooks, drawings, notes, memoranda, specifications, devices, software, databases, formulas, molecules, cells and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Confidential Information of Company. Bonczek further agrees that any property situated on Company's premises and owned by Company including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time, with or without notice, for the purpose of protecting Company's rights and interests in its intellectual property.

         8. Miscellaneous. This Agreement shall also be subject to the following miscellaneous considerations:

                  (a) Bonczek and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

                  (b) This Agreement (including attached Exhibits A and B) contains a complete statement of all the arrangements between the parties with respect to Bonczek's

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         appointment by the Company, this Agreement supersedes all prior and existing negotiations and agreements between the parties concerning Bonczek's appointment as an officer (including but not limited to the Initial Consulting Agreement), and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

                  (c) If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

                  (d) This Agreement shall be governed by and construed in accordance with the internal, domestic laws of the State of North Carolina.

                  (e) The Company may assign this Agreement to any direct or indirect subsidiary or parent of the Company or joint venture in which the Company has an interest, or any successor (whether by merger, consolidation, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company and this Agreement shall be binding upon and inure to the benefit of such successors and assigns. Except as expressly provided herein, Bonczek may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

                  (f) Any rights of Bonczek hereunder shall be in addition to any rights Bonczek may otherwise have under benefit plans, agreements, or arrangements of the Company to which he is a party or in which he is a participant. Provisions of this Agreement shall not in any way abrogate Bonczek's rights under such other plans, agreements, or arrangements.

                  (g) For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the named Bonczek at the address set forth below under his signature; provided that all notices to the Company shall be directed to the attention of the CEO and CSO with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  (h) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (i) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

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

                  (j) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         9. Legal and Equitable Remedies. Because Bonczek's services are personal and unique, and because Bonczek will have access to and become acquainted with Proprietary and Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief in any court of competent jurisdiction, without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

         10. Survival of Provisions. The executory provisions of this Agreement will survive the termination of this Agreement or the assignment of this Agreement by Company to any successor in interest or other assignee.

         11. Resolution of Disputes. Except as otherwise specifically provided in Sections 8 and 10 of the Severance Agreement attached hereto, any dispute or controversy arising under or in connection with this Agreement and Severance Agreement shall be settled exclusively by arbitration administered by the American Arbitration Association and conducted before a panel of three arbitrators in Raleigh, Wake County, North Carolina, all in accordance with its Commercial Arbitration rules then in effect. The Company and Bonczek hereby agree that the arbitrator will not have the authority to award punitive damages, damages for emotional distress or any other damages that are not contractual in nature. Judgment shall be final and binding upon the parties and judgement may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that (a) the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation or the continuation thereof, of the provisions of Section 6 of this Agreement, and Bonczek consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond except to the extent otherwise required by applicable law; and (b) notwithstanding anything in the Severance Agreement to the contrary, Bonczek, shall be entitled by arbitration to seek de novo review of any material violation of the Severance Agreement or any denial of a claim or obligation to pay a claim thereunder.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ROBERT R. BONCZEK                                COMPANY

                                                 TRIMERIS, INC.

BY:      /S/ ROBERT R. BONCZEK                   BY:      /S/ DANI P. BOLOGNESI
         ---------------------------                      ---------------------

TITLE: ACTING CHIEF ADMINISTRATIVE               NAME: DANI P. BOLOGNESI, PH.D
OFFICER AND ACTING CHIEF FINANCIAL OFFICER       TITLE:  CHIEF EXECUTIVE OFFICER
                                                 AND CHIEF SCIENTIFIC OFFICER

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                                    EXHIBIT A
                                       TO
                               EXECUTIVE AGREEMENT

         1. The following is a complete list of all inventions or improvements relevant to the subject matter of my appointment or engagement by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my appointment or engagement by the Company and therefore should be excluded from the coverage of this Agreement:

                  ____     Additional sheets attached.

                  X        No pertinent inventions or improvements.
                  ____

                  ____ Due to confidentiality agreements with one or more prior employers, I cannot disclose certain inventions that would otherwise be included on the above-described list.

         2. I propose to bring to my appointment or engagement the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality and that are not generally available to the public. These materials and documents may be used in my appointment or engagement pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto). If no such authorization is in place, I will consult with the Company management to determine what steps should be taken to protect the interests of all parties concerned:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Additional sheets attached.
                  -----

                    X      No material.
                  -----


Date:    7 January 2000

ROBERT R. BONCZEK:


/S/ ROBERT R. BONCZEK
---------------------------
Robert R. Bonczek

                        EXHIBIT B TO EXECUTIVE AGREEMENT

                  EXECUTIVE SEPARATION AND SEVERANCE AGREEMENT

         THIS SEPARATION AND SEVERANCE AGREEMENT (the "Severance Agreement") is made a part of that Executive Agreement (the "Agreement"), entered into and effective as of the 2nd day of September, 1999, by and between ROBERT R. BONCZEK, an individual resident of the State of Delaware ("Bonczek"), and TRIMERIS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company desires to provide for severance benefits under the terms and conditions set forth herein; and

         WHEREAS, this Severance Agreement constitutes part of the Agreement and is incorporated therein by reference and fully set forth therein.

                                    COVENANTS

         NOW, THEREFORE, in consideration of the premises, mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Certain Definitions. The following terms shall have the meanings set forth herein.

                  (a) "Administrator" shall mean the Company. The Company shall also be the "named fiduciary" hereunder. The Company shall have the authority to designate one or more of its officers, employees or directors to act on its behalf in administering this Severance Agreement.

                  (b) "Base Salary" shall mean Bonczek's regular pay (in the form of salary or fees, as the case may be) at the time of termination. Base Salary shall not include bonus or incentive plans, overtime pay, relocation allowances or the value of any other benefits for which Bonczek may be eligible.

                  (c) "Good Reason" shall mean, without the express written consent of Bonczek, the occurrence of any of the following events unless such events are fully corrected within 30 days following written notification by Bonczek to the Company that he intends to terminate his appointment as an officer hereunder for one of the reasons set forth below:

                      (i) a material breach by the Company of any provision of the Agreement or Severance Agreement, including, but not limited to, the assignment to Bonczek of any duties inconsistent with Bonczek's position in the Company or a material adverse alteration in the nature or status of

                            Bonczek's responsibilities, except for a Permitted Reassignment as permitted in subsection 2(b) of the Agreement;

                      (ii) the Company's requiring Bonczek to be based anywhere other than the metropolitan area where the Company is currently located; and

                      (iii) the occurrence of a "Change in Control" as defined
                            below.

         For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (i) voting stock of the surviving or transferee corporation or (ii) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or
         (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation, provided, however, that a Change in Control shall not include any going private or leveraged buy-out transaction which is sponsored by Bonczek or in which Bonczek acquires an equity interest materially in excess of his equity interest in the Company immediately prior to such transaction (each of the events described in (i), (ii), (iii) or (iv) above, except as provided otherwise by the preceding clause being referred to herein as a "Change in Control"). In the event of a sale of the assets or stock of the Company, Bonczek shall have the option of electing to terminate his appointment or engagement due to a Change in Control and receive such severance benefits or electing to remain employed under the terms of this Severance Agreement, but not both. Bonczek's right to terminate his appointment or engagement for Good Cause due to any "Change in Control" must be exercised within sixty (60) days after receiving written notice or his receiving actual knowledge of such Good Cause.

                  (d) "Cause" shall mean:

                      (i) fraud, misappropriation, embezzlement, or other act of material misconduct against the Company or any of its affiliates;

                      (ii) substantial and willful failure to perform specific and lawful directives of the CEO and CSO;

                      (iii) willful and knowing violation of any rules or
                            regulations of any governmental or regulatory body, which is materially injurious to the financial condition of the Company;

                      (iv) conviction of or plea of guilty or nolo contendere to a felony; or

                      (v) a material breach of the terms and conditions of the Agreement;

                  provided, however, that with regard to subparagraphs (ii) and
                  (v) above, Bonczek may not be terminated for Cause unless and until the CEO and CSO have given him reasonable written notice of their intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach; and provided further, however, that for purposes of determining whether any such Cause is present, no act or failure to act by Bonczek shall be considered "willful" if done or omitted to be done by Bonczek in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

                  (e) "Disability" shall mean that as a result of Bonczek's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the Company and Bonczek), Bonczek shall have been absent from the performance of his duties with the Company for 120 consecutive days during any twelve (12) month period or if a physician acceptable to the Company and Bonczek advises the Company that it is likely that Bonczek will be unable to return to the performance of his duties for 120 consecutive days during the succeeding twelve (12) month period.

         2. Responsibility for Benefits. The Company will pay the entire cost of all benefits provided under this Severance Agreement, solely from its general assets. The benefits made available by this Severance Agreement are "unfunded," and Bonczek is not required or permitted to make any contribution with respect to this Severance Agreement.

         3. Payment of Benefits. In the event Bonczek's appointment as an officer of the Company is terminated (a) by the Company other than for Cause, Disability, Death or Permitted Reassignment, or (b) by Bonczek for Good Reason (as defined herein), Bonczek shall receive the following severance benefits upon his satisfaction of the condition in Section 4 hereof: (i) his Base Salary during the period commencing on the effective date of such termination and ending on the second anniversary of the date of such termination or, if earlier, the last day of the Protected Period (the "Continuation Period"), as if Bonczek were still employed or providing services to the Company, as the case may be, during the Continuation Period.

         4. Conditions to Receipt of Benefits. Upon the occurrence of an event described in Section 3 above, Bonczek will be eligible for severance benefits hereunder only if Bonczek executes and delivers to the Company a Settlement Agreement and Release in the form of Exhibit 1 attached hereto and made a part hereof.

         5. Termination Events Not Covered; Termination of this Severance Agreement. Notwithstanding anything to the contrary contained herein, the Company shall not pay Bonczek severance benefits under this Severance Agreement if:

                  (a) Bonczek dies during the Term;

                  (b) Bonczek's appointment or engagement is terminated for Cause or Disability;

                  (c) Bonczek's appointment as an officer is terminated in a Permitted Reassignment;

                  (d) Bonczek terminates his appointment with the Company for a reason other than Good Reason as defined herein;

                  (e) Bonczek revokes his agreement to release the Company from any and all claims related to his appointment pursuant to the Settlement Agreement and Release executed in satisfaction of Section 4 hereof; or

This Severance Agreement shall terminate and be of no further force or effect upon the occurrence of an event described in paragraphs (a), (b), (d) or (e) of this Section. Following an event described in paragraph (c) of this Section, this Severance Agreement shall terminate and be of no further force or effect at the end of the Protected Period unless Bonczek becomes entitled to severance benefits pursuant to Section 3 of this Severance Agreement prior to the end of such Period.

         6. How Severance Benefits Are Paid. The Company will pay severance benefits in installments through the Company's regular payroll procedure according to Bonczek's pay schedule at the time of termination of appointment; provided however, the Administrator shall have the discretion to cause the Company to pay all severance benefits in a lump sum payment, or to cause the Company to postpone commencement of benefits until the eighth (8th) day following Bonczek's execution of the Settlement Agreement and Release. Bonczek's severance benefits may be subject to mandatory withholding, including federal, state and local income taxes, as well as FICA and withholding for applicable insurance premiums.

         7. Administration. The Administrator shall have all powers necessary or helpful to administering this Severance Agreement in all its details, and shall have full discretionary authority in exercising such powers. This authority includes, but is not limited to, the power:

                  (a) To make rules and regulations for the administration of this Severance Agreement;

                  (b) To make any finding of fact necessary or appropriate for any purpose under this Severance Agreement, including, but not limited to, the determination of eligibility for and the amount of any benefit payable under this Severance Agreement; and

                  (c) To interpret the terms and provisions of this Severance Agreement and to determine any and all questions arising out of this Severance Agreement or in connection with its administration. This authority shall include, but is not limited to, the right to remedy or resolve possible ambiguities, inconsistencies or omissions, by general rule or particular decision.

                  (d) The Administrator shall exercise the powers conferred by this Severance Agreement in its sole and absolute discretion, and all its acts and determinations will be final and binding upon all interested parties subject to the de novo review by arbitration as provided in this Severance Agreement and Agreement.

         8. Benefit Claims and Appeal Procedures. Bonczek has the right to make a written claim for benefits under this Severance Agreement. If all or part of Bonczek's claim for benefits is denied, or if there is a dispute regarding Bonczek's rights under this Severance Agreement, the Administrator will notify Bonczek in writing of the reasons for the denial of Bonczek's claim. The notice will refer to the appropriate provision of this Severance Agreement on which the denial or decision is based. The notice will also describe how claims are reviewed and outline the steps for an appeal. Usually, the Administrator will give Bonczek written notice of its decision within ninety (90) days of receipt of the claim. However, the Administrator may in some cases require additional time to complete its review, due to special circumstances. The Administrator will notify Bonczek if additional time is required for review of the claim. If Bonczek disagrees with the Administrator's decision, Bonczek may appeal and request a review of the case by the Administrator. Bonczek must request a review of the claim in writing within sixty (60) days after the Administrator notifies Bonczek of its decision. Bonczek's request must state why Bonczek disagrees with the decision, and Bonczek must include any information, questions or comments to support his appeal. Bonczek or his legal representative may review any documents related to the claim. The Administrator will review the appeal and notify Bonczek of its decision within sixty (60) days after receipt of the appeal; however, the Administrator may in some cases require additional time to complete its review, due to special circumstances. The Administrator will notify Bonczek if additional time is required for review of the appeal. The Administrator will notify Bonczek of its final decision and the reasons for the decision.

         9. Additional Information Regarding this Severance Agreement.

                  (a) This Severance Agreement shall not be amended except by a written agreement executed by Bonczek and by an authorized officer of the Company (other than Bonczek).

                  (b) The Agreement and this Severance Agreement provides the sole and exclusive agreement concerning severance benefits for Bonczek in the event of a termination and replaces any and all prior plans, policies and practices relating to severance pay that may exist now or may have existed in the past.

                  (c) To the extent not preempted by ERISA, the Agreement and this Severance Agreement shall be governed by and construed according to the laws of the State of North Carolina.

                  (d) If a provision of this Severance Agreement shall be held illegal or invalid, the legality or invalidity shall not affect the remaining provisions of this Severance Agreement, and this Severance Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

                  (e) Bonczek acknowledges that no representation, promise or inducement has been made other than as set forth in the Agreement and this Severance Agreement, and that he does not enter into this Agreement and Severance Agreement in reliance upon any representation, promise or inducement not set forth herein and the Agreement. The Agreement and this Severance Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter and contains all of the terms and provisions of the agreement between Bonczek and the Company with respect to the subject matter hereof. Any representation, promise or condition, whether written or oral, not specifically incorporated herein, shall be of no binding effect.

                  (f) Capitalized terms used in this Severance Agreement shall have the meanings specified in the Agreement, unless expressly provided otherwise herein.

         10. Bonczek's Rights Under ERISA. As a participant under this Severance Agreement, Bonczek is entitled to certain rights and protections under ERISA. Bonczek may examine all documents relating to the Severance Agreement without charge. These may include annual financial reports, plan descriptions and all other official documents filed with the United States Department of Labor (if any). Bonczek may obtain copies of documents relating to this Severance Agreement and certain other information by writing to the Administrator. The Administrator may impose a reasonable charge for the copies. In addition to creating rights for Bonczek as a participant under this Severance Agreement, ERISA imposes certain duties on the people who are responsible for operating this Severance Agreement. These people are called "fiduciaries." The fiduciaries have a duty to operate the Severance Agreement prudently and in the interest of Bonczek. The Company may not terminate Bonczek's appointment or engagement or otherwise discriminate against Bonczek in any way to prevent him from obtaining a severance benefit or exercising rights under ERISA. Under ERISA, Bonczek may take the following steps to enforce his rights: (a) if Bonczek requests certain materials from the administrator regarding this Severance Agreement and does not receive them within 30 days, Bonczek may file suit in a federal court; in such a case, the court may require the Administrator to provide the materials and pay Bonczek up to $100 a day until Bonczek receives the materials, unless the materials were not sent due to reasons beyond the control of the Administrator;
(b) if Bonczek's claim for benefits is denied or ignored in whole or in part, Bonczek may file suit in federal court; (c) if Bonczek is discriminated against for pursuing a benefit or exercising ERISA rights, Bonczek may seek help from the United States Department of Labor or file suit in a federal court. If Bonczek files a suit, the court will decide who should pay court costs and legal fees. If Bonczek has any questions about this statement or about ERISA rights, Bonczek should contact the Administrator. Bonczek may also contact the nearest area office of the Pension and Welfare Benefit Administration, United States Department of Labor.

         11. Miscellaneous Information About this Severance Agreement. This section provides general information about this Severance Agreement required by the Employee Retirement Income Security Act of 1974 ("ERISA"). Participation in this Severance Agreement is subject to the execution by Bonczek of a Settlement Agreement and Release with the Company. This Agreement shall not be construed in any manner to give any Company employee other than Bonczek the right to severance benefits upon termination of appointment.

         Plan Sponsor:              Trimeris, Inc.
         Tax ID Number:             56-6017737

         Plan Name:                 Trimeris, Inc. 1999 Executive Agreement and
                                    Separation and Severance Plan

         Plan Number:               _______

         Plan Year:                 Calendar year

         Plan Type:                 Welfare benefit plan

         Effective Date:            September 2, 1999

         Agent For Service
         of Legal Process:          Trimeris, Inc.
                                    Attention:  Secretary

  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have executed this Severance Agreement under seal as of the date first set forth above (the individual party adopting the word "SEAL" as his seal).

                                     COMPANY:

                                     TRIMERIS, INC.

                                     By: /s/ Dani P. Bologensi
                                        ----------------------
                                           Dani P. Bolognesi, Ph.D.
                                           Chief Executive Officer and
                                           Chief Scientific Officer

                                     ROBERT R. BONCZEK:

                                     /s/ Robert R. Bonczek               (SEAL)
                                     -----------------------------------
                                     Name: Robert R. Bonczek

                                    EXHIBIT 1

                        SETTLEMENT AGREEMENT AND RELEASE

         THIS SETTLEMENT AGREEMENT AND RELEASE ("Settlement Agreement") sets out the complete agreement and understanding between TRIMERIS, INC. (the "Company") and ROBERT R. BONCZEK ("Bonczek") regarding the termination of Bonczek's appointment as an officer with the Company.

         I. RELEASE AND WAIVER: For and in consideration of the severance payments described in that certain Separation and Severance Agreement dated as of the 2nd day of September, 1999 between the Company and Bonczek (the "Severance Agreement"), to be paid beginning no sooner than the eighth day following execution of this document, Bonczek hereby releases, waives and forever discharges the Company, its parent, affiliates and subsidiaries, and all of its benefit plans, plan administrators, trustees, agents, subsidiaries, affiliates, employees, officers, shareholders, successors and assigns (hereafter the "Releasees") from any and all liability, actions, charges, causes of action, demands, damages, attorneys fees or claims for relief or remuneration of any kind whatsoever, whether known or unknown at this time, arising out of or in any way connected with Bonczek's appointment or engagement, or the termination of appointment or engagement, with the Company. These include, but are not limited to, any claim (including related attorneys' fees and costs) under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker's Adjustment and Retraining Notification Act, the Equal Pay Act, the Post Civil War Civil Rights Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the North Carolina Wage and Hour Act, the North Carolina Hazardous Chemicals Right to Know Act, the North Carolina Retaliatory Employment Discrimination Act, all as amended, or any other federal, state or local law or ordinance, and any claim for benefits or other claims under the Employee Retirement Income Security Act of 1974, as amended (except as expressly provided below). This waiver, release and discharge also includes without limitation, any wrongful or unlawful discharge claims, discipline or retaliation claims, any claims relating to any contract of employment, whether express or implied, any claims related to promotions or demotions, any claims for or relating to relocation, compensation including commissions, short term or long term incentives, the Company's Bonczek benefit plans and the management thereof (except as expressly provided below), any claims for defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, any claims based on stress to the extent permitted by law, any claims for breach of any covenant of good faith and fair dealing, and any other claims relating to Bonczek's appointment or engagement with the Company and termination thereof. This Settlement Agreement does not apply to any claims or rights that may arise under the Age Discrimination in Employment Act after the date that this Settlement Agreement is signed.

         Bonczek expressly waives all claims, including those which he/she does not know or suspect to exist in his/her favor as of the date of this Settlement Agreement. As used in this Settlement Agreement, the parties understand the word "claims" to include all actions, claims and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Releasees arising from Bonczek's appointment or engagement with the Company, the termination thereof or any other conduct by the Releasees occurring on or prior to the date Bonczek signs this Settlement Agreement. All such claims are forever barred by this Settlement Agreement whether they arise in contract or tort or under a statute or any other law.

         Bonczek also understands and agrees that this release extinguishes all claims, whether known or unknown, foreseen or unforeseen, and expressly waives any rights or benefits under any law or judicial decision providing that, in substance, a general release does not extend to claims which a creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him must have materially affected his/her settlement with a debtor. It is expressly understood and agreed by the parties that this Settlement Agreement is in full accord, satisfaction and discharge of any and all doubtful and/or disputed claims by Bonczek against the Releasees, and that this Settlement Agreement has been signed with the express intent of extinguishing all claims, obligations, actions or causes of action as herein described.

         Bonczek's waiver of claims relating to or arising under the Employee Retirement Income Security Act of 1974, as amended, or the Company's 401(k) Plan, shall not be construed as a waiver of Bonczek's right to receive his/her vested benefits under such plan, if any, in accordance with the terms and provisions of such plan, or as a waiver of Bonczek's right to reimbursement for covered expenses under and in accordance with the terms and provisions of the Company's health or dental insurance plans, to the extent such covered expenses were incurred during a period in which Bonczek was eligible to participate and in fact was participating in such plans.

         II. VOLUNTARY AGREEMENT AND OTHER ACKNOWLEDGMENTS: Bonczek acknowledges that:

I have read this Settlement Agreement, and I understand its legal and binding effect. I am knowingly and voluntarily executing this Settlement Agreement of my own free will.

The severance benefits under the Severance Agreement are in addition to and in excess of benefits to which I am otherwise entitled.

I have had the opportunity to seek, and the Company has expressly advised me to seek, legal counsel prior to signing this Settlement Agreement.

I have been given at least 45 days from the date I received this form to consider the severance benefits being offered to me and the terms of this Settlement Agreement.

At the beginning of that 45 day period, I also received a description of: (1) the class, unit, or group of individuals covered by the severance and separation plan (if any), the eligibility factors for this program, and any time limits applicable to the program; and (2) the job titles and ages of all individuals being asked to execute this Settlement Agreement in exchange for payment of severance benefits (if any) and the job titles and ages of all individuals in the same job classification or organizational unit who are not being asked to execute this Settlement Agreement.

I understand that in signing this Settlement Agreement, I am releasing the Releasees from any and all claims I may have against them (except as expressly provided herein), including but not limited to claims under the Age Discrimination in Employment Act.

         III. REVOCATION OF SETTLEMENT AGREEMENT: I understand that I can change my mind and revoke my signature on this Settlement Agreement within seven days after signing it by hand delivering notice of such revocation to the Chairman of the Compensation Committee of the Company. I understand that if I revoke this Settlement Agreement, I will not be entitled to any severance benefits under the Severance Agreement. I understand that, unless properly revoked by me during this seven-day period, the release and waiver in the first section above will become effective seven days after I sign the Settlement Agreement.

         IV. COMPLETE AGREEMENT: I acknowledge that no representation, promise or inducement has been made other than as set forth in this Settlement Agreement, and that I do not enter into this Settlement Agreement in reliance upon any representation, promise or inducement not set forth herein. This Settlement Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter and contains all of the terms and provisions of agreement between Bonczek and the Company with respect to the subject matter hereof. Any representation, promise or condition, whether written or oral, not specifically incorporated herein, shall be of no binding effect.

         V. GOVERNING LAW: This Settlement Agreement shall be governed by the Employee Retirement Income Security Act and, where applicable, the law of the State of North Carolina.

         VI. SEVERABILITY: In the event any provision of this Settlement Agreement shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portions shall remain in full force and effect. The unenforceability or invalidity of a provision of this Settlement Agreement in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction. If Bonczek's release and waiver pursuant to Section I of this Settlement Agreement is found to be unenforceable, however, Bonczek agrees that he/she will either sign a valid release and waiver of claims in favor of the Company and the Releasees or promptly return the severance benefits received by Bonczek.

         VII. BINDING EFFECT: This Settlement Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

         VIII. NO ADMISSIONS: This Settlement Agreement is not intended as, and shall not be construed, as an admission that the Company and Releasees or any of them have violated any federal, state or local law, ordinance or regulation, breached any contract, or committed any wrong whatsoever against Bonczek.

AGREED AND UNDERSTOOD:

ROBERT R. BONCZEK:

-------------------------                         -----------------------
Name: Robert R. Bonczek                                    Date

                                       3